Exhibit 21

AMCOL INTERNATIONAL CORPORATION
SUBSIDIARY LISTING

COMPANY NAME	COUNTRY	STATE	OWNERSHIP %
ADAE SKA	Poland		100
AMCOL Australia Pty Ltd	Australia		100
AMCOLL de Mexico, S.A.	Mexico		100
AMCOL DongMing Industrial Minerals Co., Ltd.	China		100
AMCOL Europe Limited	England		100
AMCOL Health & Beauty Solutions, Inc.	USA	DE	100
AMCOL International B.V.	Netherlands		100
AMCOL International (Thailand) Ltd.	Thailand		100
AMCOL Korea Ltd.	Korea		100
AMCOL (Holdings) Ltd.	England		100
AMCOL Mauritius	Mauritius		100
AMCOL Minerals and Materials	Mauritius		100
AMCOL Minerals Europe Limited	England		100
AMCOL Minerals Madencilik San Ve Tik AS	Turkey		100
AMCOL Packaging Limited	UK		100
AMCOL SKA	Poland		100
AMCOL Holdings Canada Ltd.	Canada	Ontario	100
AMCOL Specialties Holdings, Inc.	USA	DE	100
American Colloid Company	USA	DE	100
Ameri-Co Carriers, Inc.	USA	NE	100
Ameri-Co Logistics, Inc.	USA	NE	100
Bonmerci Investments 103 (Pty)	South Africa		100
Batlhako Mining Ltd	South Africa		100
CETCO China Ltd.	China		100
CETCO Contracting Services Company	USA	DE	100
CETCO Czech	Czech Republic		100
CETCO de Brazil Servicios de Construcao Ltda	Brazil		100
CETCO de Brasil Services Productos e de Meio-Abiente Ltd.	Brazil		100
CETCO (Europe) Limited	England		100
CETCO France	France		100
CETCO Germany	Germany		100
CETCO Holdings B.V.	Netherlands		100
CETCO Iberia S.L.	Spain		100
CETCO Korea Ltd.	Korea		100
CETCO Netherlans BV	Netherlands		100
CETCO Oilfield Services Limited	UK		100
CETCO Oilfield Services Pty. Ltd.	Australia		100
CETCO Oilfield Services Asia Ltd.	Malaysia		100
CETCO Oilfield Services Company	USA	DE	100
CETCO Oilfield Services Malaysia Sdn. Bhd.	Malaysia		49
CETCO Oilfield Services Nigeria Limited	Nigeria		100
CETCO-POLAND Sp. z o.o	Poland		100
CETCO Poland SKA	Poland		100
CETCO Technologies (Suzhou) Co. Ltd.	China		100
Colloid Abwasertechnik	UK		100
Colloid Environmental Technologies Company	USA	DE	100
CVE CETCO Latino America Limitada	Chile		100
Foundry Supplies Ltd.	UK		100
Ingeniería y Construcción Cetco Limitada	Chile		99.9
Intergeo Services LLC	USA	PA	100
Lafayette Well Testing, Inc.	USA	LA	100
Linteco Iberia S.L.	Spain		100
Maprid Tech Cast, S.A. de C.V.	Mexico		49
Montana Minerals Development Company	USA	MT	100
Nanocor, Inc.	USA	DE	100
Nanocor, Ltd.	England		100

Continued…

COMPANY NAME	COUNTRY	STATE	OWNERSHIP %
Poland Fundsz Inwestycyjny Zamkniety	Poland		100
Volclay International Corporation	USA	DE	100
Volclay Limited	UK		100
Volclay MinChem (Jianping) Co. Ltd.	China		100
Volclay (Tianjin) Industrial Minerals Co., Ltd.	China		100
Volclay South Africa (Proprietary) Limited	South Africa		100
Volclay Trading (Proprietary) Limited	South Africa		100
Volclay Tianyu	China		80